UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 17, 2007

__________

Z TRIM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-27841	22-3768777
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)

Registrant’s telephone number, including area code: (847) 549-6002

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See the disclosure under Item 5.02 below.

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule.

See the disclosure under Item 8.01 below.

Item 5.02	Departure of Directors or Certain Officers.

On August 20, 2007, Gregory J. Halpern resigned his positions of Chief Executive Officer and Director of the Company, effective immediately.

In connection with Mr. Halpern’s resignation, the Company and Mr. Halpern entered into a Resignation Agreement and Release (the “Agreement”) dated August 20, 2007.  Under the Agreement, Mr. Halpern will receive severance pay equal to three months’ salary plus unused vacation and will receive health insurance benefits for a period of six months.  In addition, Mr. Halpern is subject to confidentiality obligations under the Agreement and the Agreement includes a release of claims by Mr. Halpern against the Company.  Under the Agreement, Mr. Halpern has until August 31, 2007 to revoke the Agreement.  A copy of the Agreement is attached hereto as Exhibit 10.

The Board of Directors forfeited Mr. Halpern’s stock options under the Company’s 2004 Equity Incentive Plan.  Mr. Halpern held options to purchase 2,848,182 shares as of August 20, 2007.

Item 8.01	Other Events.

The Board of Directors of the Company has decided to postpone the Company’s annual meeting of shareholders scheduled for August 22, 2007 in order to provide shareholders with updated proxy information.  The Company will provide further details, including the new date for the annual meeting, in the near future.

By letter dated August 17, 2007 (the “Notice”), the American Stock Exchange (“Amex”) notified Z Trim Holdings, Inc. (the “Company”) pursuant to Section 1009 of the Amex Company Guide (the “Guide”) that the Company is not in compliance with certain of Amex’s continued listing standards.  The Company is analyzing the issues contained in the Notice and intends to submit additional disclosure concerning the Company’s assessment of those issues in response to Item 3.01 of Form 8-K to be filed on or about August 23, 2007.

On August 21, 2007, the Company issued a press release reporting the resignation of Mr. Halpern, its postponement of the annual meeting of shareholders, and its receipt of the Amex Notice.  A copy of the press release is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

No.	Description
10	Resignation Agreement and Release dated August 20, 2007 between Gregory J. Halpern and Z Trim Holdings, Inc.
99	Press Release dated August 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

Date August 21, 2007	By:	/s/ Steve Cohen
Name Steve Cohen
Title President

INDEX TO EXHIBITS

No.	Description
10	Resignation Agreement and Release dated August 20, 2007 between Gregory J. Halpern and Z Trim Holdings, Inc.
99	Press Release dated August 21, 2007